Exhibit 99.1

AMENDED AND RESTATED EMPLOYMENT AGREEMENT

by and between Gregory Garrabrants

and BofI Holding, Inc. and Subsidiaries

dated as of May 26, 2011

Table of Contents

Page

Effective Time and Term 1

Position, Duties and Responsibilities 1

Outside Affiliations 1

Compensation and Benefits 1

Base Salary 1

Short-Term Cash Incentive Compensation 1

Initial Restricted Stock Unit Award 2

Annual Restricted Stock Unit Award 2

Relocation Expenses 3

Reimbursement of Business Expenses 4

Additional Benefits 4

5. Termination of Employment 4

5.1 Grounds for Termination 4

Disability 4

Death 5

Cause 5

Without Cause 5

5.2 Resignation 5

Good Reason 5

Without Good Reason 6

5.3 Benefits Upon Termination 6

Disability 6

Death 6

Cause . 7

Without Cause; Good Reason 7

Resignation Without Good Reason 7

Change in Control 8

Golden Parachute Excise Tax 8

Non-Renewal 10

Section 409A Compliance 10

6. Restrictive Covenants 10

No Solicitation 10

Basis for Non-Solicitation Agreement 10

Confidentiality 11

-i -

Trade Secrets 11

Confidential Information 11

Non-Disclosure 11

Indemnity 12

Restricted Stock Unit Awards 12

Definition of Restricted Stock Units 12

Conversion of Restricted Stock Units 12

Withholding Tax and Net Settlement 12

Reinvestment of Dividend Equivalents 12

9. Miscellaneous 12

Notice of Termination and Termination Date 12

Definition of Change In Control 13

Successor ship 13

Notices 13

Entire Agreement 13

Waiver 14

California Law 14

Injunctive Relief 14

Adjustment Of and Changes In the Stock 14

Compliance With 12 C.F.R. §563.39 14

Severability 14

Employment Relationship 15

Appendix A

Appendix B

ii

AMENDED AND RESTATED EMPLOYMENT AGREEMENT

THIS AMENDED AND RESTATED EMPLOYMENT AGREEMENT (the “Agreement”) is entered into as of May 26th, 2011 (the “Effective Date”) by and between BofI Holding, Inc and Bank of Internet USA, a federal savings bank (collectively “Employer”) and Gregory Garrabrants “Officer”).

WHEREAS, Employer and Officer have previously entered into that certain Employment Agreement, effective as of October 22, 2007 (the “Initial Employment Agreement”);

WHEREAS, Employer and Officer desire to amend and restate the Initial Employment Agreement immediately into the form of this Agreement;

WHEREAS, Employer desires to obtain the benefit of continued services of Officer and Officer desires to continue to render services to Employer; and

WHEREAS, Employer and Officer desire to set forth the terms and conditions of Officer’s employment with Employer and its Affiliates under this Agreement.

NOW, THEREFORE, in consideration of the mutual promises and covenants herein contained, the parties hereto agree as follows:

1. Effective Time and Term. Employer agrees to employ Officer and Officer agrees to serve Employer, in accordance with the terms hereof, for a term beginning on the Effective Date and ending on June 30, 2015, unless earlier terminated in accordance with the provisions hereof (the “Initial Employment Term”). After the Initial Employment Term, this Agreement shall automatically renew for an additional term of one year from July 1 of the each year to June 30 of the next year, unless notice of non-renewal is provided by either Employer or Officer at least six (6) months prior to the date of renewal. As used in this Agreement, “Fiscal Year” means Employer’s Fiscal Year commencing July 1 and ending June 30 of each year, and “Bonus Fiscal Year” means the Fiscal Year relating to an Annual Cash Incentive Award or an Annual Restricted Stock Unit Award, as applicable. The Initial Employment Term and any subsequent period of service following a renewal shall be referred to herein as the “Employment Term.”

2. Position, Duties and Responsibilities. Employer and Officer hereby agree that, subject to the provisions of this Agreement, Officer shall serve as Chief Executive Officer of Employer. Employer agrees that Officer shall have the authority and duties customary for his position in similarly situated entities and such other duties, commensurate with his position, as assigned by the Board of Directors of Employer (the “Board1*) from time to time. Officer shall have such executive power and authority as shall reasonably be required to enable him to discharge his duties. Officer shall report only to the Board and shall perform his duties, subject to their authority.

3. Outside Affiliations. During the Employment Term, Officer will devote his full time and efforts to the business of the Employer and will not engage in consulting work or any trade or business for his own account or on behalf of any other person, firm or corporation that competes, conflicts or interferes with the performance of his duties in any way. Notwithstanding the foregoing, Officer may make and manage personal business investments of his choice and serve in any capacity with any civic, educational or charitable organization, or any governmental entity or trade association, without seeking or obtaining approval by the Board, provided such activities and services do not materially interfere or conflict with the performance of his duties hereunder.

4. Compensation and Benefits. Except as otherwise provided herein, during the Employment Term, Employer shall provide to Officer the following compensation and benefits:

4.1 Base Salary. Employer shall pay to Officer a base salary at the annual rate of $293,500 from the Effective Date of this Agreement until June 30, 2011, provided that on and after July 1, 2011, Employer shall pay Officer a base salary at an annual rate of $375,000 (the “Base Salary”). Officer’s Base Salary shall be payable in equal monthly or more frequent installments as is customary under Employer’s payroll practices. Subsequent to the contractually mandated increase to the Base Salary on July 1, 2011, additional future salary increases shall be made at the sole discretion of the Compensation Committee of the Board, subject to any required shareholder approval. The Base Salary may be increased from time to time, but shall not be reduced and any increased rate shall thereafter be the rate of Base Salary hereunder.

4.2. Annual Cash Incentive Award. For the 2011 Fiscal Year only, Officer’s Annual Cash Incentive Award shall be awarded as prescribed and calculated by that certain Initial Employment Agreement dated October, 22, 2007.

Contingent upon shareholder approval, in accordance with Section 162(m) of the Internal Revenue Code of 1986, as amended (the “Code:”) sufficient to establish awards under this paragraph as performance based compensation, for the 2012 Fiscal Year and each subsequent Fiscal Year in the Employment Term, Officer shall be eligible to receive an annual cash bonus award which shall be a percentage of Officer’s then-current annual Base Salary, which percentage shall be the aggregate sum of the percentages determined in accordance with the five components defined in subsections 4.2.1 through 4.2.5, inclusive (the “Annual Cash Incentive Award”). The parties understand that although the Annual Cash Incentive Award contemplates an annual target bonus of 75% of the Officer’s then current annual Base Salary (the “Annual Target Bonus”), the actual Annual Cash Incentive Award paid with respect to any Bonus Fiscal Year may be more or less than such Annual Target Bonus. The eligibility of Officer for payment under each of the five components of the Annual Cash Incentive Award shall be calculated separately and independently of his eligibility for any other component. The aggregate Annual Cash Incentive Award that Officer is eligible for shall be determined and paid within thirty days of the filing of the Employer’s Form 10-K with the U.S. Securities and Exchange Commission for the Bonus Fiscal Year for which the Annual Cash Incentive Award is being calculated. The audited financial statements of Employer filed with its Form 10-K shall be used for all purposes of calculating the Annual Cash Incentive Award and each of its components, as appropriate. Notwithstanding the foregoing or any other provision in this Agreement, Officer shall not be entitled to an Annual Cash Incentive Award for a Bonus Fiscal Year if (a) the Employer does not report positive net income in its annual report on Form 10-K for such Bonus Fiscal Year, or (b) any bank regulatory authority exercises a cease and desist order on the Employer during such Bonus Fiscal Year, which order is not cured by Employer within 30 days following the filing of the Employer’s Form 10-K for the Bonus Fiscal Year.

4.2.1 Agreed Goals Component. For the 2012 Fiscal Year and each subsequent year during the Employment Term, Officer shall be eligible for a cash bonus in an amount up to a maximum of 25% of Officer’s Base Salary, based upon Officer’s attaining of key milestones and performance targets established from time to time by the Board of Directors of Employer, a committee of the Board, or its authorized delegate and, in good faith, agreed to by Officer (the “Agreed Goals Component”). The Board, a committee of the Board or its authorized delegate will evaluate Officer’s performance in light of the milestones and performance targets and, in their reasonable discretion, determine the amount of the Agreed Goals Component. If, for any Bonus Fiscal Year, the amount of the Agreed Goals Component is less than 25% of Officer’s Base Salary, Officer will be provided (i) a written explanation of the rationale why Officer was awarded less than the maximum amount of Agreed Goals Component (the “Deficiency”), (ii) the actions, if any, required to be taken or the results that must be attained by Officer in order to cure the Deficiency, if such Deficiency is curable, and (iii) the time period within which the Deficiency may be cured (the “Cure Period”), if it is possible to cure the Deficiency. If the Deficiency is of a type which may be cured and is, in fact, cured prior to the end of the Cure Period, then the cash bonus relating to the Agreed Goals Component for the next Bonus Fiscal Year will be increased by the amount of the prior Bonus Fiscal Year’s Deficiency that has been timely cured.

4.2.2 Regulatory Relations Component. For the 2012 Fiscal Year and each subsequent year during the Employment Term, Officer shall be entitled to a bonus equal to 20% of Officer’s Base Salary if the Board determines that regulatory relations in the Bonus Fiscal Year were satisfactory (the “Regulatory Relations Component”).

4.2.3 Asset Growth Component. For the 2012 Fiscal Year and each subsequent year during the Employment Term, Officer shall be entitled to a bonus ranging from 0% to 20% of Officer’s Base Salary as of the end of the Bonus Fiscal Year if Employer’s Total Average Assets (as defined in Annex 4.2.3) at the end of the Bonus Fiscal Year are greater than its Total Average Assets at the end of the immediately preceding Fiscal Year, calculated as more particularly described in Annex 4.2.3 (the “Asset Growth Component”).

4.2.4 Annual Growth in Core Earnings per Share Component. For

the 2012 Fiscal Year and each subsequent year during the Employment Term, Officer shall be entitled to a bonus ranging from 0% to 20% of Officer’s Base Salary at the end of the Bonus Fiscal Year if Employer’s core earnings per share for such Bonus Fiscal Year are greater than its core earnings per share for the immediately preceding Fiscal Year, calculated as more particularly described in Annex 4.2.4 (the “Annual Growth in Core Earnings per Share Component).

4.2.5 Annual Return on Assets Component. For the 2012 Fiscal Year and each subsequent year during the Employment Term, Officer shall be entitled to a bonus ranging from 0% to 20% of Officer’s Base Salary at the end of such Bonus Fiscal Year if

Employer’s core return on assets for such Bonus Fiscal Year are greater than its core return on assets for the immediately preceding Fiscal Year, calculated as more particularly described in Annex 4.2.5 (the “AnnualReturn on Assets Component’).

If the Annual Cash Incentive Award is required to be prorated pursuant to subsections 5.3.1., 5.3.2 or 5.3.4 of this Agreement, the amount of the Annual Cash Incentive Award to be paid to Officer with respect to the Bonus Fiscal Year in which the Termination occurs shall be prorated by (i) dividing the number of days from and after the beginning of the Bonus Fiscal Year through the Termination Date, by (ii) the total number of days in the Bonus Fiscal Year in which the Termination Date occurs, and (iii) multiplying the percentage derived thereby times the Annual Cash Incentive Award otherwise payable with respect to such Bonus fiscal Year, Such proration is herein referred to the “Term Adjustment.”

4.3 [RESERVED]

4.4 Annual Restricted Stock Unit Award. For the 2011 Fiscal Year only, Officer shall be entitled to the Annual Restricted Stock Award calculated and awarded in accordance with that certain Initial Employment Agreement dated October, 22, 2007.

For the 2012 Fiscal Year End and for each subsequent year of the Employment Term, Officer shall receive an “Annual Restricted Stock Unit Award.” The Annual Restricted Stock Unit Award shall equal the number of Restricted Stock Units that results from multiplying (i) the “Base Annual Restricted Stock Unit Award’ of 40,000 restricted stock units, times (b) the factor determined in accordance with the table, formula and definitions set forth in Appendix 4.4 (the “RSU Factor”). The Annual Restricted Stock Unit Award shall be granted within 30 days following the filing of the Employer’s Form 10-K for the Bonus Fiscal Year.

The Base Annual Restricted Stock Unit Award shall vest ratably on each of the four Fiscal Year-ends following the grant date of such award. At the sole discretion of the Compensation Committee, the Base Annual Restricted Stock Unit Award may be increased or decreased from time to time; provided that (1) the Base Annual Restricted Stock Unit Award shall not be decreased below 40,000 shares, and (2) any increase shall be determined by the compensation committee of the Employer’s Board of Directors, subject to any required shareholder approval to the extent required for treatment as performance-based compensation under Code section 162(m), not later than 90 days after the beginning of the Bonus Fiscal Year. Notwithstanding the foregoing or any other provision in this Agreement, Officer shall not be entitled to an Annual Restricted Stock Unit Award with respect to a Bonus Fiscal Year if (a) the Employer does not report positive net income in its annual report on Form 10-K for such Bonus Fiscal Year, or (b) any bank regulatory authority exercises a cease and desist order on the Employer during such Bonus Fiscal Year, which order is not cured by Employer within 30 days following the filing of the Employer’s Form 10-K for the Bonus Fiscal Year.

Notwithstanding the foregoing, the Annual Restricted Stock Unit Award shall not exceed the excess of 2.5% of the fully diluted common shares outstanding as measured immediately prior to the date of the Annual Restricted Stock Unit Award over the Aggregate Annual Restricted Stock Award calculated for the applicable Fiscal Year.

The “Aggregate Annual Restricted Stock Award” shall be calculated as the sum of the Annual Restricted Stock Award for the 2012 Fiscal Year End and all subsequent Annual Restricted Stock Awards during the Employment Term, excluding any award contemplated, but not yet granted for the most recently ended Fiscal Year.

The Board of Directors, a committee of the Board or its authorized delegate may, in its sole discretion, adjust downward from 0.0% to 20% the Annual Restricted Stock Unit Award, based on mutually agreed upon qualitative factors established at the beginning of the fiscal year by the compensation committee of the Employer’s Board of Directors and communicated to the Officer within a reasonable time thereafter. Such factors may include, but are not limited to, strategic planning, leadership, quality of earnings, quality and effectiveness of enterprise risk management and quality of relationship and compliance with regulatory agencies that are, in good faith, subjectively evaluated by the Compensation Committee at the end of the Fiscal Year.

If the Annual Restricted Stock Unit Award is to be prorated as required under section 5.3.1 of this Agreement, the calculations of the Annual Restricted Stock Unit Award shall be the product of multiplying (a) the Base Annual Restricted Stock Unit Award, times (b) the RSU Factor calculated in accordance with the table and instructions in Appendix 4.4, and (c) the Term Adjustment as determined in section 4.2 of this Agreement.

If the Annual Restricted Stock Unit Award is not to be prorated, but, in certain instances, calculated based upon a Prorated RSU Factor as required under section 5.3.4, the calculations of the Annual Restricted Stock Unit Award shall be the product of (a) the Base Annual Restricted Stock Unit Award and (b) the Prorated RSU Factor calculated in accordance with the table and instructions in Appendix 4.4

4.5 [Reserved]

4.6 Reimbursement of Business Expenses. During the term of this Agreement, Employer shall reimburse Officer promptly for all reasonable and appropriate business expenditures including expenses for membership in professional organizations to the extent that such expenditures are substantiated by Officer as required by the Internal Revenue Service and rules and policies of Employer.

4.7 Additional Benefits. During the term of this Agreement, Officer shall be entitled to paid vacation and fringe benefits in accordance with, and subject to the terms and conditions of Employer’s policies and procedures in effect for senior Officers. Officer shall also be eligible to enroll and participate in any health and welfare benefit (medical, dental, vision, life, disability, flexible spending accounts), stock purchase, profit-sharing, deferred compensation, or other benefit plans provided by Employer from time to time and subject to the eligibility criteria and terms and conditions of such plans. This Agreement does not affect or otherwise modify the provisions of any other compensation, retirement or other benefit program or plan of Employer.

5. Termination of Employment This Agreement, the compensation and benefits provided under this Agreement, and Officer’s employment with Employer, are terminable as herein provided.

5.1 Grounds for Termination. Employer may, in its sole and absolute discretion, terminate this Agreement and Officer’s employment on the following grounds:

5.1.1 Disability. In the event that Officer is unable, by reason of any medically determinable physical or mental impairment that can be expected to result in death or can be expected to last for a continuous period of not less than 12 consecutive months, to render the material services contemplated by this Agreement (“Disability”), Officer’s full-time employment hereunder may be terminated, by written Notice of Termination from Employer to Officer while Officer remains so incapacitated.

5.1.2 Death. In the event of Officer’s death during the term of this Agreement (“Death’”), this Agreement and Officer’s employment shall immediately and automatically terminate.

5.1.3 Cause. Employer may terminate Officer’s employment under this Agreement for “Cause.” A termination for Cause is a termination by reason of (a) Officer’s material failure to perform or habitually neglect of his material duties and which, for any such failure that is remediable, or can be cured going forward, is not remedied or cured within a reasonable period of time after receipt of written notice from Employer specifying such failure, (b) Officer’s conviction by a court of competent jurisdiction (or plea of nolo contendere) of a felony involving acts of fraud, embezzlement, dishonesty or moral turpitude which materially adversely affects Employer’s reputation in the community or which evidences the lack of Officer’s fitness, (c) Officer commits an act which causes termination of coverage under Employer’s Banker Blanket Bond as to Officer, as distinguished from termination of coverage as to the Employer as a whole or as to other Officers of the Employer, (d) if Employer is closed or taken over by any of the bank regulatory authorities having jurisdiction over Employer’s activities as a result of actions taken by Officer, (e) if any bank regulatory authority should successfully exercise its cease and desist power to remove Officer from office provided that the order resulted from act(s) of Officer which were committed in bad faith and without reasonable belief that such act(s) were in the best interests of Employer, and (f) the termination for cause reasons set forth in 12 C.F.R. § 563.39(b)(1).

Notwithstanding the foregoing, Officer’s employment shall not be deemed to have been terminated for Cause unless and until there have been delivered to Officer a copy of a resolution duly adopted by the affirmative vote of not less than two-thirds of the non-employee directors of the Board (the “Outside Directors”) (after reasonable notice to Officer and an opportunity for Officer, together with Officer’s counsel, to be heard before the Outside Directors), finding that in the Outside Directors’ good faith opinion Officer was guilty of conduct set forth above in this Section 5.1.3 and specifying the particulars thereof in reasonable detail.

In the event that Officer is charged with a felony described in Section 5.1.3(b), and Officer wishes to engage legal counsel to assist him in responding to such charge, the Employer shall indemnify Officer for the associated legal fees and costs, provided they are comparable to market rates for similar work in the area. If, following such legal representation, the Officer is convicted of such felony (or pleads nolo contendere to such charge), then, to the extent permitted by law, Officer shall reimburse the Employer for any and all of Officer’s legal fees and costs for which payment was provided by the Employer pursuant to this paragraph.

5.1.4 Without Cause. Employer may, in its sole and absolute discretion, terminate this Agreement and Officer’s employment other than for Cause, Death, or Disability (“Without Cause”) by giving Notice of Termination at any time for any reason.

5.2 Resignation. Officer may terminate this Agreement and his employment on the following grounds:

5.2.1 Good Reason. Officer may terminate Officer’s employment at any time for Good Reason, as herein defined. “Good Reason” means that any one or more of the following have occurred without Officer’s written consent (other than as a result of Officer’s Death, Disability or termination of Officer’s employment for Cause) which is not cured by Employer within thirty (30) days after written notice thereof is given to Employer by Officer:

(i)	material diminution in authority, duties, or responsibilities,

(ii) material diminution of Officer’s base compensation as defined in Section 4.1 of this Agreement,

(iii) material change in the geographic location at which Officer must perform the services contemplated by the Agreement,

(iv) Officer resigning at the request of the majority of the Board for Officer to resign,

(v)	Any other action or inaction that constitutes a material breach of the terms of this Agreement.

Officer shall provide notice of the good reason condition (“Notice of Good Reason”) within 90 days of the initial existence of the good reason condition. Employer shall have an opportunity to cure any claimed event of Good Reason within 30 days of receipt of the Notice of Good Reason (“Cure Period”). Employer shall notify Officer of the timely cure of any claimed event of Good Reason and the manner in which such cure was effected, and any Notice of Good Reason delivered by Officer based on such claimed Good Reason shall be deemed withdrawn and shall not be effective to terminate the Agreement. If the Notice of Good Reason has not been deemed withdrawn within 30 days, Officer shall in his sole discretion have the right to provide a Notice of Termination for Good Reason.

5.2.2 Without Good Reason. Should Officer voluntarily resign Employer’s employment, either by giving Notice of Termination during the term of this Agreement or otherwise, without Good Reason (^Without Good Reason”), Officer’s employment shall terminate immediately, unless Officer and Employer mutually agree on a later effective Termination Date.

5.3 Benefits Upon Termination. Notwithstanding any other agreements to the contrary, the following benefits shall be the only termination benefits Officer is entitled to from Employer. In the event that Officer’s employment terminates for any reason, Officer shall be entitled to receive (i) all accrued but unpaid Base Salary and vacation benefits as of the Termination Date (“Accrued Benefits”) and (ii) any other benefits already vested as of the Termination Date under any of Officer’s applicable equity compensation, pension, cash incentive compensation, or similar plans in which Officer participated immediately prior to termination (“Vested Benefits”).

5.3.1 Disability. In the event that Officer’s employment terminates by reason of Disability, Officer shall be entitled to receive (i) the immediate vesting, to the extent not otherwise vested, of all outstanding equity incentive awards including Restricted Stock Unit Awards granted to Officer, and (ii) Officer’s Annual Cash Incentive Award for the period in which the Termination Date occurs, prorated to the Termination Date, in accordance with Section 4.2 of this Agreement to be paid in a lump-sum within 30 days of termination.

Additionally, upon Officer’s receipt of a Notice of Termination for Disability, Officer shall receive, at the option of Employer (i) Officer’s Annual Restricted Stock Unit Award for the period in which the Termination Date occurs, prorated to the Termination Date, pursuant to section 4.4 of this agreement or (ii) an equivalent amount of cash payable in a lump-sum at termination at the option of the Employer.

5.3.2 Death. In the event of Officer’s Death, such person or persons as Officer shall have designated in writing or, in the absence of such a designation, Officer’s estate, shall be entitled to receive (i) the immediate vesting, to the extent not otherwise vested, of all equity incentive awards including Restricted Stock Unit Awards granted to Officer, and (ii) Officer’s Annual Cash Incentive Award for the period in which Death occurs, prorated to date of Death, in accordance with 4.2 of this Agreement to be paid in a lump-sum within 30 days of termination,

5.3.3 Cause. In the event of Officer’s termination for Cause, Officer shall not be entitled to any additional compensation or benefits, except as provided in Section 5.3.

5.3.4 Without Cause; Good Reason. Upon the Officer’s furnishing to the Company an executed commercially reasonable waiver and release of claims, other than claims related to Employer’s obligations under this Agreement (the “Release”) within the applicable time period set forth therein, but in no event later than forty-five days following termination of employment and permitting such Release to become effective in accordance with its terms (the “Release Effective Date”), in the event Officer’s employment is terminated by Employer Without Cause, or Officer resigns employment for Good Reason within a period of 90 days after the Cure Period, Officer shall be entitled to (i) the immediate vesting, to the extent not otherwise vested, of all equity incentive awards including Restricted Stock Unit awards granted to Officer, (ii) the Officer’s target Annual Cash Incentive Award for the period in which such termination occurs, prorated to the Termination Date in accordance with section 4.2 of this Agreement, to be paid in a lump sum within 30 days of termination, (iii) payment of an amount

8

equal to the product obtained by multiplying Officer’s then-current base salary by 2.0, to be paid in lump sum within 30 days of termination.

In addition, upon Officer’s receipt from Employer of a Notice of

Termination Without Cause or upon Officer’s Termination for Good Reason, Officer shall receive, at the option of Employer, either (iv) Officer’s Annual Restricted Stock Unit Award computed pursuant to section 4.4 of this agreement for the fiscal year in which the Termination Date occurs, except that to the extent that the RSU Factor (if the quarter immediately prior to the Notice of Termination was a fiscal year end) or Prorated RSU Factor (if the quarter immediately prior to the Notice of Termination was not a fiscal year end) is less than 1, the amount shall be computed assuming the product is equal to 1 or (v) an equivalent amount of cash payable in a lump-sum at termination.

To the extent provided by the federal COBRA law or, if applicable, state insurance laws, and by Employer’s current group health insurance policies, Officer will be eligible to continue Officer’s group health insurance benefits at Officer’s own expense. If Officer timely elects continued coverage under COBRA, Employer shall pay Officer’s COBRA premiums, and any applicable Employer COBRA premiums, necessary to continue Officer’s then-current coverage for a period of 12 months after the date of Officer’s termination of employment; provided, however, that any such payments will cease if Officer voluntarily enrolls in a health insurance plan offered by another employer or entity during the period in which the Employer is paying such premiums. Executive agrees to immediately notify the Employer in writing of any such enrollment. If and to the extent required to prevent a violation of Section 409A of the Code, Officer will pay the entire cost of such coverage for the first six months after the date of Termination and Employer will reimburse Officer for Officer’s share of such costs on the six-month anniversary of Officer’s “separation from service” as defined in Section 409 A of the Code. Notwithstanding the foregoing, if the Employer determines, in its sole discretion, that the Employer cannot provide the COBRA premium benefits without potentially incurring financial costs or penalties under applicable law (including, without limitation, Section 2716 of the Public Health Service Act), the Employer shall in lieu thereof pay Officer a taxable cash amount, which payment shall be made regardless of whether Officer or Officer’s eligible family members elect health care continuation coverage (the “Health Care Benefit Payment’). The Health Care Benefit Payment shall be paid in monthly installments on the same schedule that the COBRA Premiums would otherwise have been paid to the insurer. The Health Care Benefit Payment shall be equal to the amount that the Employer would have otherwise paid for COBRA insurance premiums (which amount shall be calculated based on the premium for the first month of coverage), and shall be paid until the earlier of (i) expiration of the COBRA Payment Period, or (ii) the date Officer voluntarily enrolls in a health insurance plan offered by another employer or entity.

5.3.5 Resignation Without Good Reason. In the event of Officer’s Resignation Without Good Reason, Officer shall not be entitled to payment of any additional compensation or benefits, except as provided in Section 5.3 and except with respect to Officer’s Annual Cash Incentive Compensation earned for the period prior to resignation but unpaid at the time of resignation.

5.3.6 Change of Control. During the term of this Agreement, if within 3 months before or within two (2) years after a Change in Control, Officer’s employment is terminated (a) by Employer or Employer’s successor other than for Cause, Death or Disability or (b) by Officer for Good Reason (a “Change of Control Termination”) then:

(i)	Employer shall pay Officer in a single severance payment as soon as practicable after the termination, but in no event later than thirty (30) days thereafter, an amount in cash equal to three (3) times the sum of (a) Officer’s then-current Base Salary and (b) the Officer’s target Annual Short-Term Cash Incentive Compensation Award as in effect on the Termination Date,

(ii) Any unvested equity incentive award including Restricted Stock Unit awards shall become immediately and fully vested.

Additionally, if Officer receives a Notice of Termination and the termination when effective shall be a Change of Control Termination, Employer shall grant to Officer immediately upon receipt of the Notice of Termination, a Restricted Stock Unit Award, or if unable under the terms of extant equity compensation plan(s), an equivalent amount of cash, equal to two (2) times the Officer’s Annual Restricted Stock Compensation Award for the current fiscal year computed pursuant to section 4.4 of this agreement, except that to the extent that the RSU Factor is less than 1, the amount shall be computed assuming the product is equal to 1.

Notwithstanding anything contained herein, if a Change in Control occurs and Officer’s employment with Employer is terminated prior to a Change in Control other than for Cause, and if such termination of employment or event was at the request, suggestion or initiative of a third party who has taken steps reasonably calculated to effect a Change in Control, then Officer’s termination shall be a Change of Control Termination and upon occurrence of the Change in Control, Officer shall be entitled to receive the payments and benefits set forth in this Section 5.3.6, in lieu of payments and benefits described elsewhere in this Agreement.

5.3.7 Golden Parachute Excise Tax. (a) If any payment or benefit Officer would receive pursuant to a Change in Control from the Employer or otherwise (“Payment”) would (i) constitute a “parachute payment” within the meaning of Section 280G of the Code, and (ii) but for this sentence, be subject to the excise tax imposed by Section 4999 of the Code (the “Excise Tax”), then the Employer shall cause to be determined, before any amounts of the Payment are paid to Officer, which of the following two amounts would maximize Officer’s after-tax proceeds: (i) payment in full of the entire amount of the Payment (a “Full Payment), or (ii) payment of only a part of the Payment so that Officer receives the largest payment possible without the imposition of the Excise Tax (a “Reduced Payment”), whichever amount results in Officer’s receipt, on an after-tax basis, of the greater amount of the Payment notwithstanding that all or some portion of the Payment may be subject to the Excise Tax. For purposes of determining whether to make a Full Payment or a Reduced Payment, the Employer shall cause to be taken into account all applicable federal, state and local income and employment taxes and the Excise Tax (all computed at the highest applicable marginal rate, net of the maximum reduction in federal income taxes which could be obtained from a deduction of

10

such state and local taxes) required to be paid by Officer. If a Reduced Payment is made, (i) the Payment shall be paid only to the extent permitted under the Reduced Payment alternative, and Officer shall have no rights to any additional payments and/or benefits constituting the Payment, and (ii) reduction in payments and/or benefits shall occur in the following order unless Officer elects in writing a different order (provided, however, that such election shall be subject to Employer approval if made on or after the date on which the event that triggers the Payment occurs):, reduction of cash payments, cancellation of accelerated vesting of stock awards and reduction of other benefits. In the event that acceleration of compensation from Officer’s equity awards is to be reduced, such acceleration of vesting shall be canceled in the reverse order of the date of grant unless Officer elects in writing a different order for cancellation.

(b) The provisions of this Section 5.3.7(b) shall apply only in the event that it is determined that: (i) the Payment would result in an Excise Tax, and (ii) a Full Payment would maximize Officer’s after-tax proceeds pursuant to Section (a). In such event, the Employer shall pay and Officer shall be entitled to receive an additional payment (a “Gross-Up Payment”) from the Employer in an amount such that after the payment of all taxes (including, without limitation, any income or employment taxes, any interest or penalties imposed with respect to such taxes, and any additional excise tax imposed by Section 4999 of the Code) on the Gross-Up Payment, Officer shall retain an amount equal to the full Excise Tax imposed upon the Payment. For purposes of determining the amount of the Gross-Up Payment, Officer shall be deemed to have: paid federal income taxes at the highest marginal rate of federal income and employment taxation for the calendar year in which the Gross-Up Payment is to be made, and paid applicable state and local income taxes at the highest rate of taxation for the calendar year in which the Gross-Up Payment is to be made, net of the maximum reduction in federal income taxes which could be obtained from deduction of such state and local taxes. Except as otherwise provided herein, Officer shall not be entitled to any additional payments or other indemnity arrangements in connection with the Payment or the Gross-Up Payment. Notwithstanding the foregoing, the amount of the Gross-Up Payment in no event shall exceed $500,000.

(c) The independent registered public accounting firm engaged by the Employer for general audit purposes as of the day prior to the effective date of the Change in Control shall make all determinations required to be made under this Section 5.3.7. If the independent registered public accounting firm so engaged by the Employer is serving as accountant or auditor for the individual, entity or group effecting the Change in Control, the Employer shall appoint a different nationally recognized independent registered public accounting firm to make the determinations required hereunder. The Employer shall bear all expenses with respect to the determinations by such independent registered public accounting firm required to be made hereunder. The independent registered public accounting firm engaged to make the determinations hereunder shall provide its calculations, together with detailed supporting documentation, to the Employer and Officer within 15 calendar days after the date on which Officer’s right to a Payment is triggered (if requested at that time by the Employer or Officer) or at such other time as requested by the Employer. If the independent registered public accounting firm determines that no Excise Tax is payable with respect to a Payment, either before or after the application of the Reduced Amount, it shall furnish the Employer and Officer with an opinion reasonably acceptable to Officer that no Excise Tax will be imposed with respect to such Payment. Any good faith determinations of the accounting firm made hereunder shall be final, binding and conclusive upon the Employer and Officer.

11

5.3.8 Non-Renewal. In the event that Employer declines to renew this Agreement under the procedures provided in Section 1, Officer shall be entitled to (i) the immediate vesting, to the extent not otherwise vested, of all equity incentive awards including Restricted Stock Unit awards granted to Officer (including the award granted under (iii) below), (ii) Officer’s Annual Cash Incentive Award for the final Fiscal Year of the Employment Term and (iii) Officer’s Annual Restricted Stock Unit Award computed pursuant to section 4.4 for the final Fiscal Year of the Employment Term.

5.3.9 Section 409A Compliance. The benefits payable under this Section 5.3, to the extent of payments made from the date of Officer’s termination through March 15th of the calendar year following such termination, are intended to be payable pursuant to the “short-term deferral” rule set forth in Section 1.409A-l(b)(4) of the Treasury Regulations; to the extent such payments are made following said March 15th, they are intended to be made upon an involuntary termination from service and payable pursuant to Section 1.409A-

1 (b)(9)(iii) of the Treasury Regulations, to the maximum extent permitted by said provision, with any excess amount being regarded as subject to the distribution requirements of Section 409A(a)(2)(A) of the Code, including, without limitation, the requirement of Section 409A(a)(2)(B)(i) of the Code that payment to Officer be delayed until 6 months after separation from service if Officer is a “specified employee” within the meaning of the aforesaid section of the Code at the time of such separation from service.

If any provision of this Agreement (or of any award of compensation, including equity compensation or benefits) would cause Officer to incur any additional tax or interest under Code Section 409A or the Final 409A Regulations, Employer shall, after consulting with Officer, amend such provision to comply with Code Section 409A, provided that Employer agrees to maintain, to the maximum extent practicable, the original intent and economic benefit Officer of the applicable provision without violating the provisions of Code Section 409A. Employer shall indemnify and hold Officer harmless, on an after-tax basis, for any additional tax (including interest and penalties with respect thereto) that may be imposed on Officer by Code Section 409A. Any such gross-up payment shall be paid to Officer no later than December 31 of the year after the year Officer remits the applicable tax.

6. Restrictive Covenants.

6.1 No Solicitation. During employment and for a period of 18 months after termination of employment, Officer shall not, directly or indirectly:

6.1.1 Solicit, or cause to be solicited, any customers of Employer or Employer’s affiliates for purposes of selling any products or services competitive with those of Employer or its affiliates and with whom Officer had Material Contact in the 12 months preceding termination of employment. For purposes of this Agreement, Officer had “Material Contact with a customer if (a) Officer had business dealings with the customer on Employer’s behalf, or (b) Officer was responsible for supervising or coordinating the dealings between the customer and Employer;

12

6.1.2 Solicit for employment, offer, or cause to be offered employment, either on a full time, part-time or consulting basis, to any person who was employed by Employer or its affiliates on the date Officer’s employment terminated and with whom Officer had regular contact with during the course of his employment by Employer, unless Officer shall have received the prior written consent of Employer.

6.2 Basis for Non-Solicitation Agreement. Officer understands and agrees that the non-solicitation agreement contained in Section 6.1 is necessary to Employer because Officer has access to, and in order to protect the confidentiality of, Employer’s Trade Secrets (as that term is defined in Section 6.3 below) from intentional and/or inadvertent disclosure or use upon or after the termination of Officer’s employment with Employer. As consideration, Employer expressly agrees to provide Officer with confidential information during Officer’s employment with Employer.

6.3 Confidentiality.

6.3.1 Trade Secrets. “Trade Secrets” refers to information, without regard to form, that is not generally known about Employer’s business, that Employer has made reasonable efforts to maintain as secret or confidential, and from which Employer derives economic value because it is not generally known to others who can obtain economic value from its use or disclosure. Trade Secrets include, but are not limited to, concepts, ideas, customer lists, business lists, business and strategic plans, financial data, accounting procedures, secondary marketing and hedging models, trade secrets, and computer programs and plans. This definition shall not limit any definition of “trade secrets” or any equivalent term under applicable state, local, or federal law.

6.3.2 Confidential Information. “Confidential Information” refers to business information or data of Employer that, although not a Trade Secret, is not generally known to the public and that Employer desires and makes reasonable efforts to keep confidential. Confidential Information includes, but is not limited to, concepts, ideas, customer lists, business lists, business and strategic plans, financial data, accounting procedures, secondary marketing and hedging models, trade secrets, computer programs and plans, information related to officers, directors, employees and agents, operations materials and memoranda, personnel records and information, pricing and financial information related to the Employer and suppliers, and any information marked “Confidential” by Employer, and other proprietary information that does not rise to the level of a Trade Secret. Confidential Information does not include data or information that (i) Employer has voluntarily disclosed to the public, (ii) third parties have independently developed and disclosed to the public, (iii) otherwise enters the public domain through lawful means, or (iv) is lawfully and rightfully disclosed to Officer following the date of this Agreement by another party without an obligation to keep the information confidential. This definition shall not limit any definition of “confidential information” or any equivalent term under any applicable state, local or federal law.

6.3.3 Non-Disclosure. Officer hereby acknowledges and agrees that Employer and its affiliates have developed and own valuable information described above as Trade Secrets and Confidential Information. Officer acknowledges and agrees that all such Trade Secrets and Confidential Information are valuable assets of Employer, and if developed by

13

Officer, are developed by Officer in the course of Officer’s employment with Employer, and are the sole property of Employer. Officer agrees not to divulge or otherwise disclose to any third party, directly or indirectly, any Confidential Information or Trade Secrets, except to the extent such use or disclosure is (i) required by applicable law or in response to a lawful inquiry from a governmental or regulatory authority, (ii) lawfully obtainable from other sources, or (iii) authorized by Employer. Officer acknowledges that this restriction on disclosure of Confidential Information is limited to the period during Officer’s employment and for twelve (12) months thereafter. The parties acknowledge and agree that this Agreement is not intended to, and does not, alter either Employer’s rights or Officer’s obligations under any state or federal statutory or common law regarding trade secrets or unfair trade practices.

7. Indemnity. To the fullest extent permitted by applicable law and any indemnity agreements entered into from time to time between Employer and Officer, Employer shall indemnify Officer, advance defense costs, and hold Officer harmless for actions or inactions as an Officer of Employer or as a fiduciary of any employee benefit plan and shall maintain coverage for him under liability insurance policies at least equal to that provided for any other officers or directors of Employer. This provision shall in all events survive any termination of this Agreement.

8. Restricted Stock Unit Awards.

8.1 Definition of Restricted Stock Unit. A Restricted Stock Unit (“Restricted Stock Unit) represents the right to receive one share of the Employer’s common stock, subject to the vesting requirements specified in this Agreement.

8.2 Conversion of Restricted Stock Units. Upon vesting of a Restricted Stock Unit, one share of Common Stock (“Stock”) shall be issued to Officer for each Restricted Stock Unit, subject to any reduction in the number of Common shares to be issued as pursuant to section 8.3

8.3 Withholding Tax and Net Settlement. As a condition precedent to the delivery to the Officer of any Stock pursuant to vesting of Restricted Stock Units, the Officer shall, upon request by the Employer, pay to the Employer such amount of cash as the Employer may require, under all applicable federal, state, local or other laws or regulations, to withhold and pay over as income or other withholding taxes (the “Required Tax Payments”) with respect to the Restricted Stock Units vested or shall allow Employer to withhold from the shares of Stock otherwise to be delivered to the Officer pursuant to the vesting of the Restricted Stock Units, a number of whole shares of Stock having a Fair Market Value, determined as of the Tax payment date, equal to the Required Tax Payments.

8.4 Reinvestment of Dividend Equivalents. On each date the Employer pays a cash dividend to record owners of shares of Stock (a “Payment Date”), the Officer shall be credited on the Payment Date, with additional Restricted Stock Units equal to (i) the product of the total number of Restricted Stock Units granted, but not yet vested, immediately prior to such Payment Date multiplied by the dollar amount of the cash dividend paid per share of Stock by the Employer on such Payment Date, divided by (ii) the Fair Market Value of a share of Stock

14

on such Payment Date. Any such additional Restricted Stock Units shall be assumed to be subject to forfeiture in the same proportion as the underlying Restricted Stock Unit grant.

9. Miscellaneous

9.1 Notice of Termination and Termination Date. Any termination of this Agreement by Employer or by Officer (including any Resignation) shall be communicated by a dated written Notice of Termination to the other party, stating the specific termination provision in this Agreement relied upon, if any, and setting forth in reasonable detail the facts and circumstances, if applicable, claimed to provide a basis for termination. Failure by Employer to set forth in the Notice of Termination any fact or circumstance which contributes to a showing of Cause shall not waive any right of Employer hereunder or preclude Employer from asserting such fact or circumstance in enforcing Employer’s rights under this Agreement. The effective date of termination (“Termination Date”) shall be (i) for a termination Without Cause or Disability, or a resignation For Good Reason, the date specified in the Notice of Termination, provided that the Termination Date shall be no less than two weeks subsequent to the date of the Notice of Termination and, for a resignation for Good Reason, no more than 12 months subsequent to the event giving rise to a termination with Good Reason, or (ii) for a termination For Cause or a resignation Without Good Reason the date specified on the Notice of Termination or (iii) in the event of Officer’s Death, the date of Death, or (iv) in the event of a Change in Control, either the date specified in the Notice of Termination or the last day of the term of this Agreement should same not be renewed on substantially comparable terms within two (2) years following the Change in Control.

9.2 Definition of Change in Control. For purposes of this Agreement, a “Change In Control’ shall mean the occurrence during the term of the Agreement, of any one of the following events:

i. An acquisition of any common stock or other “Voting Securities”(as hereinafter defined) of Employer by any “Person” (as the term person is used for purposes of Section 13(d) or 14(d) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”)), immediately after which such Person has “Beneficial Ownership” (within the meaning of Rule 13d-3 promulgated under the Exchange Act) of fifty percent (50%) or more of the then outstanding shares of Employer’s common stock or the combined voting power of Employer’s then outstanding Voting Securities; provided, however, in determining whether a Change in Control has occurred, Voting Securities which are acquired in a “Non-Control Acquisition” (as hereinafter defined) shall not constitute an acquisition which would cause a Change in Control. For purposes of this Agreement, (1) “Voting Securities” shall mean Employer’s outstanding voting securities entitled to vote generally in the election of directors and (2) a “Non-Control Acquisition” shall mean an acquisition by (i) an employee benefit plan (or a trust forming a part thereof) maintained by (A) Employer or (B) any corporation or other Person of which a majority of its voting power or its voting equity securities or equity interest is owned, directly or indirectly, by Employer (for purposes of this definition; a “Subsidiary”), (ii) Employer or any of its Subsidiaries, or (iii) any Person in connection with a “Non-Control Transaction” (as hereinafter defined).

15

ii. The individuals who, as of the date of the Agreement are members of the Board (the “Incumbent Board”), cease for any reason to constitute at least a majority of the members of the Board; provided, however, that if the election, or nomination for election by Employer’s common stockholders, of any new director was approved by a vote of at least fifty percent (50%) of the Incumbent Board, such new director shall, for purposes of this Agreement, be considered as a member of the Incumbent Board; provided, however, that no individual shall be considered a member of the Incumbent Board if such individual initially assumed office as a result of either an actual or threatened “Election Contest” (as described in Rule 14a-l 1 promulgated under the Exchange Act) or other actual or threatened solicitation of proxies or consents by or on behalf of a Person other than the Board (a “Proxy Contest”) including by reason of any agreement intended to avoid or settle any Election Contest or Proxy Contest; or

iii. The consummation of:

(a) a merger, consolidation, or reorganization involving Employer, unless such merger, consolidation, or reorganization is a “Non-Control Transaction.” A “Non Control Transaction” shall mean a merger, consolidation or reorganization of Employer where: (a) the stockholders of Employer, immediately before such merger, consolidation or reorganization, own directly or indirectly immediately following such merger, consolidation or reorganization more than fifty percent (50%) of the combined voting power of the outstanding Voting Securities of the corporation resulting from such merger, consolidation or reorganization (the “Surviving Corporation”), or

(b) Employer’s stockholders approve a complete liquidation or dissolution of Employer, or

(c) The sale or other disposition of all or substantially all of the assets of Employer to any Person or Persons (other than a transfer to a Subsidiary); or

(d) The sale or other disposition of all or substantially all of the stock or assets of Bank of Internet, U.S.A. to any Person or Persons (other than a transfer to a Subsidiary),

Notwithstanding the foregoing, a Change in Control shall not be deemed to occur solely because any Person (the “Subject Person”) acquired Beneficial Ownership of more than the permitted amount of the then outstanding common stock or Voting Securities as a result of the acquisition of common stock or Voting Securities by Employer which, by reducing the number of shares of common stock or Voting Securities then outstanding, increases the proportional number of shares Beneficially Owned by the Subject Person; provided, however, that if a Change of Control would occur (but for the operation of this sentence) as a result of the acquisition of common stock or Voting Securities by Employer, and after such share acquisition by Employer, the Subject Person becomes the Beneficial Owner of any additional common stock or Voting Securities which increases the percentage of the then outstanding common stock or Voting Securities Beneficially Owned by the Subject Person, then a Change in Control shall occur.

16

9.3 Successorship. This Agreement shall inure to the benefit of and shall be binding upon Employer, its successors and assigns. This Agreement may not be assigned without the prior written consent of the parties, other than in connection with a merger or sale of Employer or the sale of substantially all the assets of Employer, or similar transaction.

9.4 Notices. Any notices provided for in this Agreement shall be sent to Employer at its corporate headquarters and to Officer at such address as Officer may from time to time in writing designate (or Officer’s business address of record in the absence of such designation). All notices shall be deemed to have been given two (2) business days after they have been deposited as certified mail, return receipt requested, postage paid and properly addressed to the designated address of the party to receive the notices.

9.5 Entire Agreement. This instrument contains the entire agreement of the parties relating to the subject matter hereof, and it replaces and supersedes any prior agreements between the parties relating to said subject matter. No modifications or amendments of this Agreement shall be valid unless made in writing and signed by the parties hereto.

9.6 Waiver. The waiver of the breach of any term or of any condition of this Agreement shall not be deemed to constitute the waiver of any other breach of the same or any other term or condition.

9.7 California Law. This Agreement shall be construed and interpreted in accordance with the laws of California, without reference to its conflict of laws principles.

9.8 Injunctive Relief. Employer and Officer acknowledge that the services Officer is obligated to render under the provisions of this Agreement are of a special, unique, unusual, extraordinary and intellectual character, which gives this Agreement peculiar value to Employer. The loss of these services cannot be reasonably or adequately compensated in damages in an action at law and it would be difficult (if not impossible) to replace these services. By reason thereof, if either party violates any of the material provisions of this Agreement, the parties shall, in addition to any other rights and remedies available under this Agreement, or under applicable law or the Mutual Agreement to Arbitrate Claims, be entitled to seek injunctive relief, as permitted by law. The provisions hereof shall survive the expiration, suspension or termination, for any reason, of this Agreement and shall be in addition to, and not in lieu of, any other rights and remedies available to Employer at law or in equity.

9.9 Adjustments of and Changes in Employer’s Common Stock. In the event that the shares of common stock of Employer shall be changed into or exchanged for a different number or kind of shares of stock or other securities of the Employer or of another corporation (whether by reason of merger, consolidation, recapitalization, reclassification, split-up, combination of shares or otherwise), or if the number of shares of common stock of the Employer shall be increased or decreased through a stock split or the payment of a stock dividend, then any equity compensation, including Restricted Stock Units, previously granted whether vested or unvested shall be treated in a consistent manner to other common shares outstanding and any equity compensation awards, including Restricted Stock Units, to be granted in the future under the terms of this agreement or any limitation placed on such awards under the terms of the agreement including, without limitation, the Base Annual Restricted Stock Unit

17

Award, the Restricted Stock Award Cap, and the Aggregate Annual Restricted Stock Award shall be adjusted to result in an economically neutral impact on Officer.

9.10 Compliance With Applicable Laws.

(a) Compliance with 12 C.F.R. §563.39. Employer and Officer understand and agree that notwithstanding anything to the contrary contained in this Agreement to the extent this Agreement purports to bind the Bank of Internet: (1) this Agreement is subject to the requirements and terms set forth in the regulation of the Officer of Thrift Supervision (“OTS”) contained in 12 C.F.R. §563.39, (2) specifically, without limitation, the required provisions set forth in 12 C.F.R. §563.39 are incorporated by reference in this Agreement as if set forth in full; (3) to the greatest extent possible, this Agreement shall be interpreted so as to be consistent with said regulation; and (4) in the event of conflict or inconsistency between the terms of this Agreement and said regulation, the required provisions of said regulation shall supersede any inconsistent or conflicting provisions of this Agreement. To the extent that a subsequent transfer of authority to the Office of the Comptroller of the Currency modifies, amends or replaces 12 C.F.R. §563.39, Officer agrees to be bound by the revised terms in the manner specified in this Section 9.10(a).

(b) Compliance with Other Applicable Laws. Officer understands and agrees that notwithstanding anything to the contrary contained in this Agreement, this Agreement may be changed if and to the extent necessary to comply with applicable laws, including any future laws regulating the compensation of executive officers of financial institutions (if, and only if, such applicable laws apply to both Bofl Holding, Inc and Bank of Internet USA and this Agreement), provided that such change shall be negotiated in good faith to achieve, to the extent possible, a comparable economics result to that which would otherwise have accrued to Officer prior to modification of this Agreement

9.11 Severability. If any provision of this Agreement is held invalid or unenforceable the remainder of this Agreement shall nevertheless remain in full force and effect, and if any provision is held invalid or unenforceable with respect to particular circumstances, it shall nevertheless remain in full force and effect in all other circumstances.

9.12 Employment Relationship. Employment with the Employer is for no specific period of time. Officer’s employment with the Employer will be “at will,” meaning that either Officer or the Employer may terminate Officer’s employment at any time and for any reason, with or without cause. Any contrary representations that may have been made to Officer are superseded by this letter agreement. This is the full and complete agreement between Officer and the Employer on this term. The “at will” nature of Officer’s employment may only be changed in an express written agreement signed by Officer and a duly authorized officer of the Employer (other than Officer).

18

[THE NEXT PAGE IS THE SIGNATURE PAGE]

19

IN WITNESS WHEREOF, THE PARTIES HAVE EXECUTED THIS Agreement as of the date first written.

EMPLOYER:

By:            Dated:             Ted C. Allrich Chairman of the Board of Directors

OFFICER:

By:            Dated:             Gregory Garrabrants

APPENDIX 4.2.3 ASSET GROWTH COMPONENT

The Asset Growth Component shall be determined as follows:

1. If the Total Average Assets of Employer for the last quarter of the Bonus Fiscal Year shall be greater than the Total Average Assets of Employer for the last quarter of the immediately preceding Fiscal Year, Officer shall be entitled to a bonus for the percentage increase in Total Assets over the immediately preceding Fiscal Year (“Asset Growth”). As used for this calculation, ““Total Average Assets” means the average assets for the last fiscal quarter of the appropriate fiscal year as reported in its audited balance sheet for the fiscal year, as filed with its form 10-K.

2. The amount of Officer’s bonus for Asset Growth shall be determined by multiplying (i) Officer’s Base Salary as of the end of the Bonus Fiscal Year, times (ii) the percentage set forth in the following table corresponding to the amount of Asset Growth over the immediately preceding Fiscal Year.

Percentage of Asset Growth Base Salary

0.0%—8.99% 0%

9.0%- 11.99% 5.00%

12.0%- 13.99% 7.50%

14.0%- 15.99% 10.0%

16.0%-20.99% 12.50%

21.0%-27.99% 15.00%

28% or more 20.00%

3. Employer and Officer have set as a goal Asset Growth of 14% over the immediately preceding year’s Total Assets (the “Asset Growth Goal). Notwithstanding whether Employer’s Asset Growth meets the Asset Growth Goal, Officer shall be entitled to the percentage of his Base Salary set forth in this Annex 4.2.3 which corresponds to the Asset Growth actually attained. By way of example only, the following table illustrates the amount of the Asset Growth Component payable to Officer upon the Employer attaining the levels of Asset Growth set forth in the example, assuming Officer’s Base Salary is $375,000.

a. Example 1: Asset Growth: 14%

Percentage of Base Salary: 10%

Asset Growth Component: 10.0% x $375,000 = $37,500

b. Example 2: Asset Growth: 9.5%

Percentage of Base Salary: 5%

Asset Growth Component: 5.00% x $375,000 = $18,750

c. Example 3: Asset Growth: 21.6%

Percentage of Base Salary: 15%

Asset Growth Component: 15.00% x $375,000 = $56,250

APPENDIX 4.2.4 ANNUAL GROWTH IN CORE EARNINGS PER SHARE COMPONENT

The Annual Growth in Earnings per Share Component shall be determined as follows:

1. “Core Earnings” means Employer’s consolidated net income without the after-tax impact of realized and unrealized securities gain and losses.

2. “Core Earnings per Share” means Employer’s Core Earnings for the Fiscal Year divided by the number of shares outstanding of Employer’s common stock at the end of such Fiscal Year on a fully diluted basis, as set forth in Employer’s audited financial statements for such Bonus Fiscal Year.

3. If the Core Earnings per Share of Employer for the Bonus Fiscal Year shall be greater than the Core Earnings per Share of Employer for the immediately preceding Fiscal Year, Officer shall be entitled to a bonus for the percentage increase of Core Earnings per Share over the Core Earnings per Share for the immediately preceding Fiscal Year (“Annual Growth in Core Earnings per Share”).

4. The amount of Officer’s bonus for Annual Growth in Core Earnings per Share shall be determined by multiplying (i) Officer’s Base Salary as of the end of the Bonus Fiscal Year, times (ii) the percentage set forth in the following table corresponding to the amount of Annual Growth in Core Earnings per Share over the immediately preceding Fiscal Year.

Annual Growth Percentage of

In Core Earnings Per Share Base Salary

0.0%—7.49% 0%

7.50%- 11.29% 5.00%

11.30% -14.99% 7.50%

15.0%-17.29% 10.0%

17.30%-22.50% 12.50%

22.51%-29.99% 15.00%

30.00% or more 20.00%

5. Employer and Officer have set as a goal Annual Growth in Core Earnings per Share of 15.00% over the previous year’s Annual Growth in Core Earnings per Share (the “Annual Growth in Core Earnings per Share Goal). Notwithstanding whether Employer’s Annual Growth in Core Earnings per Share meets the Annual Growth in Core Earnings per Share Goal, Officer shall be entitled to the percentage of his Base Salary set forth in this Annex 4.2.4 which corresponds to the Annual Growth in Core Earnings per Share actually attained. By way of example only, the following table illustrates the amount of the Annual Growth in Core Earnings per Share Component payable to Officer upon the Employer attaining the levels of Annual Growth in Core Earnings per Share set forth in the example, assuming Officer’s Base Salary is $375,000.

a. Example 1: Annual Growth in Core Earnings per Share: 15.00% Percentage of Base Salary: 10.0% Asset Growth in Core Earnings per Share Component: 10.0% x $375,000 = $37,500

b. Example 2: Annual Growth in Core Earnings per Share: 9.5% Percentage of Base Salary: 5.0% Asset Growth in Core Earnings per Share Component: 5.00% x $375,000 = $18,750

c. Example 3: Annual Growth in Core Earnings per Share: 23.00% Percentage of Base Salary: 15.0% Asset Growth in Core Earnings per Share Component: 15.00% x $375,000 = $56,250

6

APPENDIX 4.2.5 ANNUAL RETURN ON ASSETS COMPONENT

The Return on Assets Component shall be determined as follows:

1. “Return on Assets” means Employer’s return on assets calculated as after-tax net income divided by after tax annual average assets (the “Annual Return on Assets”).

2. The amount of Officer’s bonus for Annual Return on Assets shall be determined by multiplying (i) Officer’s Base Salary as of the end of the Bonus Fiscal Year, times (ii) the percentage set forth in the following table corresponding to the amount of Annual Return on Assets,

Return on Assets Base Salary

0.0% - 0.59% 0%

0.60% - 0.89% 5.00%

0.90%-1.19% 7.50%

1.20%-1.39% 10.0%

1.40%-1.79% 12.50%

1.80%-2.39% 15.00%

2.40% or more 20.00%

3. Employer and Officer have set as an Annual Return on Assets goal of 1.2% (the “Annual Return on Assets Goal”). Notwithstanding whether Employer meets the Annual Return on Assets Goal, Officer shall be entitled to the percentage of his Base Salary set forth in this Annex 4.2.5 which corresponds to the Annual Return on Assets actually attained. By way of example only, the following table illustrates the amount of the Annual Return on Assets Component payable to Officer upon the Employer attaining the levels of Annual Return on Assets set forth in the example, assuming Officer’s Base Salary is $375,000.

a. Example 1: Annual Growth in Core Return on Assets: 1.20% Percentage of Base Salary: 10.0%

Asset Growth in Core Return on Assets Component: 10.0% x $375,000 = $37,500

b. Example 2: Annual Growth in Core Return on Assets: 0.75%

Percentage of Base Salary: 5.0% Asset Growth in Core Return on Assets Component: 5.00% x $375,000 = $18,750

c. Example 3: Annual Growth in Core Return on Assets: 2.00%

Percentage of Base Salary: 15.0% Asset Growth in Core Return on Assets Component: 15.00% x $375,000 = $56,250

APPENDIX 4.4 Calculation of the RSU Factor Table 1: RSU Factor Table

Annual Return on Average Common Equity

<=5%

6%

7%

8%

9%

10%

Asset Growth

5.0-10.0%

10.1-15.0%

15.1-20.0%

20.1-25.0%

25.0-30.0%

<5.0%

0.00 0.00 0.00 0.00 0.00 0.00

0.00 0.00 0.00 0.00 0.00 0.00

0.00 0.00 0.00 0.00 0.00 0.00

0.00 0.00 0.00 0.00 0.30 0.35

0.10 0.15 0.20 0.35 0.40 0.45

0.20 0.25 0.40 0.60 0.70 1.00

0.25 0.40 0.65 0.75 1.00 1.20

0.40 0.60 0.80 1.00 1.40 1.60

0.50 0.70 1.00 1.25 1.65 1.80

0.75 0.80 1.70 1.90 2.30 2.70

0.80 1.00 1.80 2.00 2.40 2.80

1.00 1.70 2.00 2.20 2.60 3.00

Computational Steps -Standard: Computation of the RSU Factor:

a. Average Return on Common Equity and Reference Return on Common Equity. Within 30 days of the filing of Employer’s Form 10-K for a Bonus Fiscal Year, Employer’s Compensation Committee shall compute the average return on common equity by dividing after-tax annual net income available to common shareholders by the average common equity outstanding over the Bonus Fiscal Year (the “Average ROE”). Utilizing Table 1 of this Appendix 4.4, the Average ROE for the Bonus Fiscal Year shall be compared to the average return on common equity values in the left column of Table 1, starting from the top and moving downward until the Average ROE would be greater than the average return on common equity value listed in the left margin of Table 1 (the “Reference ROE”). By way of example, if the Average ROE for a Bonus Fiscal Year is 14%, the Reference ROE would be 12.5%.

b. Asset Growth. Utilizing the Asset Growth for the Bonus Fiscal Year, determined in accordance with Appendix 4.2.3 of this Agreement, locate the column across the top of Table 1 encompasses such percentage increase in Asset Growth for the Bonus Fiscal Year (the “Reference Asset Growth”). By way of example, if the Reference Asset Growth for a Bonus Fiscal Year is 12%, such percentage is within the range of the third column of Asset Growth in Table 1.

9

c. Determine the RSU Factor. Once the Reference ROE and the Reference Asset Growth are identified, the RSU Factor is the amount corresponding to the intersection of the row for the Reference ROE and the column for the Reference Asset Growth. By way of example, if the Reference ROE 12.5% (row 7) and the Reference Asset Growth is 12% (column 3), the RSU Factor is 0.65 (or 65%).

d. Calculation of the Annual Restricted Stock Unit Award, To calculate the Annual Restricted Stock Unit Award, multiply (i) the Base Annual Restricted Stock Unit Award of 40,000 restricted stock units, by (ii) the RSU Factor determined in accordance with this Appendix 4,4, and the result is the number of restricted stock units in the Annual Restricted Stock Unit Award for such Fiscal Year. By way of example, if the RSU Factor is 0.65, the number of restricted stock units in the Annual Restricted Stock Unit Award for such Fiscal Year shall be 26,000.

Computational Steps—Prorated: Computation of the Prorated RSU Factor

a. Prorated ROE. As soon as practically possible after the close of the quarter and the release of the filing of Employer’s FormlO-Q with the U.S. Securities and Exchange Commission, the Compensation Committee shall compute the average return on common equity for the fiscal year-to-date by (i) dividing after-tax net income available to common shareholders for the fiscal year-to-date, by (ii) the average common equity outstanding for the fiscal year-to-date (the “Prorated ROE”‘). Utilizing Table 1 of this Appendix 4.4, the Reference ROE for this proration calculation shall be selected using the Prorated ROE and the procedures described hereinabove.

b. Prorated Asset Growth. Similarly, the Reference Asset Growth shall be selected based upon the Asset Growth for the fiscal year-to-date (the “Prorated Asset Growth”) and the procedures described hereinabove.

c. Prorated RSU Factor. Upon the determination of the Prorated ROE and the Prorated Asset Growth, the RSU Factor in Table 1 for this proration calculation shall be determined according to the methodology described in this section. Thereafter, the RSU Factor so determined shall be multiplied by the Term Adjustment (as defined in Section 4.2), and product of that multiplication shall be the Prorated RSU Factor.

10